Exhibit 10.8
SIXTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EBS MASTER LLC
DATED AS OF [                    ], 2009

(i)

(ii)

Schedule I Members
Exhibit A Members, IPO Date Capital Account Balance and Interests

(iii)

SIXTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EBS MASTER LLC
          This SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of [                    ], 2009, by and among EBS MASTER LLC, a Delaware limited liability company (the “Company”), and the Persons listed on Schedule I from time to time, pursuant to the provisions of the Act, on the following terms and conditions. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.
RECITALS
          WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on September 20, 2006 and is currently governed by the Fifth Amended and Restated Limited Liability Company Agreement, dated as of July 2, 2009, of the Company, as amended by Amendment No. 1 and Amendment No. 2 thereto (as so amended, the “Fifth Amended LLC Agreement”);
          WHEREAS, pursuant to the terms of the Reorganization Agreement, the parties thereto have agreed to consummate the reorganization of the Company contemplated by Section 7.4 of the Fifth Amended LLC Agreement and to take the other actions contemplated in such Reorganization Agreement (collectively, the “Reorganization”);
          WHEREAS, in connection with the Reorganization, among other things:
               (i) on September 2, 2008, EBS Acquisition LLC was converted into a Delaware corporation and changed its name to Emdeon Inc. (as so converted, “Pubco”);
               (ii) H&F Harrington AIV I, L.P. was dissolved and distributed its Units to Hellman & Friedman Investors VI, L.P., a Delaware limited partnership (“H&F GP”), and H&F Harrington, Inc., a Delaware corporation (“Harrington”);
               (iii) Harrington merged with and into EBS Holdco II, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Pubco (“HF Pubco Sub”), and HF Pubco Sub succeeded to the Units held by Harrington;

               (iv) EBS Acquisition II LLC merged with and into EBS Holdco I, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Pubco (“GA Pubco Sub”), and GA Pubco Sub succeeded to the Units held by EBS Acquisition II LLC;
               (v) the Plan Member was liquidated and the Management Members received Unvested Units and Vested Units in exchange for their interests in the Plan Member; and
               (vi) the Company’s Amended and Restated EBS Incentive Plan and its rights, authorities and obligations thereunder were transferred to and assumed by Pubco, outstanding vested awards thereunder were converted into shares of Class A Stock, and the unvested awards thereunder were converted into unvested restricted stock unit awards entitling the holder thereof to receive shares of Class A Stock upon vesting;
          WHEREAS, following the transactions set forth above, the Members of the Company consist of those Persons listed on Schedule I as of the date hereof;
          WHEREAS, in connection with the Reorganization, Pubco is issuing shares of Class A Stock to the public in the initial underwritten public offering of shares of its stock (the “IPO”), and contributing a portion of the net proceeds received by it from the IPO to the Company in exchange for a number of Units equal to the number of shares of Class A Stock issued in the IPO for such proceeds;
          WHEREAS, in connection with the Reorganization, Pubco is issuing shares of its Class B Stock to the H&F Continuing Members, each of which shares of Class B Stock, together with a corresponding Unit, may be exchanged with the Company for one share of Class A Stock;
          WHEREAS, in connection with the Reorganization, Pubco is issuing shares of its Class B Stock to (i) the Management Members, each of which shares of Class B Stock, together with a corresponding Vested Unit, may be exchanged with the Company for one share of Class A Stock and (ii) the eRx Members, each of which shares of Class B Stock, together a corresponding Unit, may be exchanged with the Company for one share of Class A Stock;
          WHEREAS, the Members of the Company desire that Pubco continue as the sole managing Member of the Company (in its capacity as managing Member as well as in any other capacity, the “Managing Member”);
          WHEREAS, the Members of the Company desire to amend and restate the Fifth Amended LLC Agreement; and
          WHEREAS, this Agreement shall supersede the Fifth Amended LLC Agreement in its entirety as of the date hereof.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:
          “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).
          “Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.
          “Adjusted Basis” has the meaning given such term in Section 1011 of the Code.
          “Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments:
(a) credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and
(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.
          “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this Agreement, (a) the H&F Continuing Members, H&F AIV II, HF Fund I, HF Fund II, HF Fund III, HF Fund IV, HF Fund V, HF Fund VI, HF Fund VII and H&F shall each be deemed to be Affiliates of one another, (b) no portfolio company of GA LLC (or its Affiliates) shall be deemed or treated as an

Affiliate of the Managing Member, GA LLC (or its Affiliates), or the Company and (c) no portfolio company of H&F (or its Affiliates) shall be deemed or treated as an Affiliate of the H&F Continuing Members, H&F AIV II, the Managing Member or the Company.
          “Agreement” has the meaning set forth in the preamble.
          “Annual Target Tax Distribution” has the meaning set forth in Section 5.2(a).
          “beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.
          “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.
          “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 3.4 of this Agreement.
          “Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company with respect to the Units held or purchased by such Member.
          “Cash Amount” has the meaning assigned to it in Section 3.7(g).
          “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Managing Member, as in effect on the date hereof and as the same may be amended or restated from time to time.
          “Class A Stock” shall, as applicable, (i) mean the Class A Common Stock, par value $0.00001 per share, of the Managing Member or (ii) following any consolidation, merger, reclassification or other similar event involving the Managing Member, mean any shares or other securities of the Managing Member or any other Person or cash or other property that become payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
          “Class B Stock” shall, as applicable, (i) mean the Class B Common Stock, par value $0.00001 per share, of the Managing Member or (ii) following any consolidation, merger, reclassification or other similar event involving the Managing Member, mean any shares or other securities of the Managing Member or any other Person or cash or other property that become payable in consideration for the Class B Stock or into which the Class B Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law.)
          “Company” has the meaning set forth in the preamble to this Agreement.
          “Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Regulations Section 1.702-2(b)(2) including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.
          “Confidential Information” has the meaning set forth in Section 11.6.
          “Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.
          “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.
          “Credit Facilities” means (a) the First Lien Credit Agreement, dated as of November 16, 2006, by and among GA EBS Merger, LLC, as borrower, Medifax-EDI Holding Company, as additional borrower, the Company, as parent, the lenders party thereto, Citibank, N.A., as administrative agent, collateral agent, Swingline Lender and Issuing Bank, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Trust Company Americas, as syndication agent and [Bear Stearns Corporate Lending Inc.,] as documentation agent, as amended by Amendment No. 1 dated as of March 9, 2007 and Amendment No. 2 dated as of July 7, 2009, and as the same may be further amended, supplemented and/or restated from time to time and (b) Second Lien Credit Agreement, dated as of November 16, 2006, by and among GA EBS Merger, LLC, as borrower, Medifax-EDI Holding Company, as additional borrower, the Company, as parent, the lenders party thereto, Citibank, N.A., as administrative agent, collateral agent, Swingline Lender and Issuing Bank, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Trust Company Americas, as syndication agent and [Bear Stearns Corporate Lending Inc.,] as documentation agent, as amended by Amendment No. 1 dated as of July 7, 2009, and as the same may be further amended, supplemented and/or restated from time to time.
          “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its Adjusted Basis for federal income tax purposes at the beginning of such Fiscal Year,

Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.
          “Disposition Event” means any merger, consolidation or other business combination, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Pubco Common Stock and series of preferred stock of the Managing Member that are generally entitled to vote in the election of directors prior to such transaction or series of transactions continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.
          “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).
          “EBS Business” means: (a) the business of operating an electronic data interchange clearinghouse for the electronic routing of healthcare claims, encounters, eligibility verification requests, electronic remittance advice, and other administrative healthcare transactions between healthcare providers and payers; (b) the business of printing, inserting and mailing paper-based explanations of patient benefits forms, explanation of healthcare provider payments forms and patient statements of healthcare providers; and (c) such other business as described in Amendment No. 3 to the Registration Statement on Form S-1 of Pubco (File No. 333-153451) filed with the Securities and Exchange Commission on July 9, 2009.
          “EBS LLC” means Emdeon Business Services LLC, a Delaware limited liability company.
          “Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

          “eRx Members” means those Members listed under “eRx Members” on the signature pages hereto and any eRx Permitted Transferees to whom Units are Transferred.
          “eRx Merger Agreement” means the Agreement and Plan of Merger, dated as of July 2, 2009, by and among the Company, Envoy LLC, Emdeon Merger Sub LLC, eRx Network, L.L.C. and the Members’ Representative (as defined therein).
          “eRx Permitted Transferee” means any of (a) a trust established by or for the benefit of an eRx Member of which only such eRx Member and his or her immediate family members are beneficiaries, (b) any Person established for the benefit of, and beneficially owned solely by, an entity eRx Member or the sole individual direct or indirect owner of an entity eRx Member, (c) upon an individual eRx Member’s death, an executor, administrator or beneficiary of the estate of the deceased eRx Member, (d) with respect to eRx Units held by Lyle Holdings, LP, Mark Lyle (and upon his death, an executor, administrator or beneficiary of his estate) or a trust established by or for the benefit of Mark Lyle of which only Mark Lyle and his or her immediate family members are beneficiaries, and (e) with respect to eRx Units held by National Health Systems, Inc. (“NHS”) any controlled Affiliate of NHS, Ken Hill or his immediate family members for so long as such Person remains a controlled Affiliate of NHS, Ken Hill or his immediate family members.
          “Escrow Agreement” means the Escrow Agreement, dated as of July 2, 2009, by and among Longhorn Members Representative, LLC, the Company, Envoy LLC, and U.S. Bank National Association, as escrow agent.
          “Escrowed Units” means Units held in accordance with the Escrow Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
          “Exchange Date” has the meaning set forth in Section 3.7(c).
          “Exchange Notice” has the meaning set forth in Section 3.7(b).
          “Fair Market Value” means the fair market value of any property as determined in good faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.
          “Fifth Amended LLC Agreement” has the meaning set forth in the recitals to this Agreement.
          “Fiscal Year” means (a) the period commencing on the closing date of the transactions contemplated by the Merger Agreement and ending on December 31st, (b) any subsequent 12 month period commencing on January 1st and ending on

December 31st, or (c) any portion of the period described in clause (b) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article IV hereof.
          “GA LLC” means General Atlantic LLC, a Delaware limited liability company.
          “GA Pubco Sub” has the meaning set forth in the recitals to this Agreement.
          “GAAP” means United States generally accepted accounting principles and practices in effect from time to time.
          “Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
          “Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for federal income tax purposes, except as follows:
(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;
(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; (iii) the issuance by the Company of interests in the Company that are profits interests; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of distribution; and
(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)

and subsection (f) in the definition of “Profits” and “Losses” below and Section 3.4 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
          “H&F” means Hellman & Friedman LLC, a Delaware limited liability company.
          “H&F AIV II” means H&F Harrington AIV II, L.P., a Delaware limited partnership directly or indirectly controlled by H&F.
          “H&F Continuing Members” means, collectively, HF GP, Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership, Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership, and HFCP VI Domestic AIV, L.P., a Delaware limited partnership, and their H&F Permitted Transferees to whom Units are Transferred.
          “H&F GP” has the meaning set forth in the recitals to this Agreement.
          “H&F Permitted Transferee” means any investment fund Affiliated with an H&F Continuing Member or H&F AIV II, that was formed to make multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company (or, in the case of “alternative investment vehicles” formed by, and that have the same partners with the same proportionate interests as an HF Fund, the HF Fund was formed to make multiple investments and not formed for the specific purpose of making or facilitating an investment in the Company), provided that the direct or indirect investment in the Company by such fund will not constitute a larger percentage of such fund’s aggregate investments than the agreement of limited partnership of such fund would permit.
          “Harrington” has the meaning set forth in the recitals to this Agreement.
          “HF Fund I” means, collectively, Hellman & Friedman Capital Partners, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
          “HF Fund II” means, collectively, Hellman & Friedman Capital Partners II, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.

          “HF Fund III” means, collectively, Hellman & Friedman Capital Partners III, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
          “HF Fund IV” means, collectively, Hellman & Friedman Capital Partners IV, L.P., a California limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
          “HF Fund V” means, collectively, Hellman & Friedman Capital Partners V, L.P., a Delaware limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
          “HF Fund VI” means, collectively, Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F.
          “HF Fund VII” means, collectively, Hellman & Friedman Capital Partners VII, L.P., a Cayman Islands exempted limited partnership, and the parallel funds and alternative investment vehicles related thereto, all of which are directly or indirectly controlled by H&F or Affiliates of H&F and any successor fund thereto so long as such successor fund is directly or indirectly controlled by H&F or Affiliates of H&F.
          “HF Funds” means HF Fund I, HF Fund II, HF Fund III, HF Fund IV, HF Fund V, HF Fund VI and HF Fund VII.
          “HF Pubco Sub” has the meaning set forth in the recitals to this Agreement.
          “HLTH” means HLTH Corporation, a Delaware corporation.
          “Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.
          “Indemnified Person” has the meaning set forth in Section 6.4(a).
          “Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.
          “Investors Tax Receivable Agreement (Exchanges)” means the Tax Receivable Agreement (Exchanges), dated as of [                    ], 2009, by and among Pubco,

H&F ITR Holdco, L.P., GA ITR Holdco, L.P. and GA-H&F ITR Holdco, L.P., as the same may be amended, supplemented or restated from time to time.
          “Investors Tax Receivable Agreement (Reorganizations)” means the Tax Receivable Agreement (Reorganizations), dated as of [                    ], 2009, by and among Pubco, H&F ITR Holdco, L.P., GA ITR Holdco, L.P. and GA-H&F ITR Holdco, L.P., as the same may be amended, supplemented or restated from time to time.
          “IPO” has the meaning set forth in the recitals to this Agreement.
          “IPO Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the date hereof, the amount or deemed value of which is set forth on Exhibit A.
          “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
          “Legal Action” has the meaning set forth in Section 11.8.
          “Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
          “Liquidating Events” has the meaning set forth in Section 10.1.
          “Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).
          “Management Members” means those Members listed under “Management Members” on the signature pages hereto and any Management Permitted Transferees to whom Units are Transferred.
          “Management Permitted Transferee” means any of (a) a trust established by or for the benefit of a Management Member of which only such Management Member and his or her immediate family members are beneficiaries; (b) any Person established for the benefit of, and beneficially owned solely by, an entity Management Member or the sole individual direct or indirect owner of an entity Management Member; and (c) upon an individual Management Member’s death, an executor, administrator or beneficiary of the estate of the deceased Management Member.
          “Management Tax Receivable Agreement” means the Tax Receivable Agreement (Management), dated as of [                    ], 2009, by and among Pubco and certain members of the senior management of the Company, as the same may be amended, supplemented or restated from time to time.

          “Managing Member” has the meaning set forth in the recitals to this Agreement.
          “Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.
          “Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and -2(g)(3).
          “Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Section 1.704-2(b)(4) of the Treasury Regulations.
          “Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.
          “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2006, among Emdeon Corporation (now known as HLTH), EBS Holdco, Inc., the Company, EBS LLC, MEDIFAX-EDI Holding Company, EBS Acquisition LLC, GA EBS Merger LLC and EBS Merger Co.
          “Non-Escrowed Units” means Units held by the eRx Members that are not subject to the Escrow Agreement.
          “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.
          “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.
          “Nonrefundable Tax Distributions” means the portion of any Tax Distribution with respect to any of the Units that are forfeited, cancelled, or terminated in accordance with the terms and conditions of this Agreement and the applicable Vesting Agreements or the Escrow Agreement.
          “Notice” has the meaning set forth in Section 3.3(d).
          “NYSE” means the New York Stock Exchange.
          “Original Effective Date” means November 16, 2006.
          “Other Similar Activities” has the meaning set forth in Section 2.9.

          “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
          “Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.
          “Plan Member” means EBS Executive Incentive Plan LLC, a Delaware limited liability company.
          “President and Chief Executive Officer” has the meaning set forth in Section 6.2(b).
          “Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
          “Profits” and “Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Depreciation available with respect to such asset;
(b) any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
(c) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;
(d) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) or the definition of Gross Asset Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(e) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and
(f) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Sections 4.3 through 4.5 hereof shall not be taken into account in computing Profits and Losses for any taxable year.
          “Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.
          “Pubco” has the meaning set forth in the recitals to this Agreement.
          “Pubco Common Stock” means all classes and series of common stock of the Managing Member, including the Class A Stock and Class B Stock.
          “Pubco Offer” has the meaning set forth in Section 3.8.
          “Purchase Agreement” means the Securities Purchase Agreement, dated as of February 8, 2008, by and among HLTH, SYN Business Holdings, Inc., the Company, Hellman & Friedman Capital Associates IV, L.P., Hellman & Friedman Capital Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV I, L.P., EBS Acquisition LLC and EBS Acquisition II LLC.
          “Quarterly Tax Distribution” has the meaning set forth in Section 5.2(a).
          “Reclassification Event” means any of the following: (i) any reclassification or recapitalization of the Pubco Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.1(g)), (ii) any merger, consolidation or other combination involving the Managing Member, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Managing Member to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of Pubco Common Stock shall be entitled to receive cash, securities or other property for their shares of Pubco Common Stock.
          “Regulatory Allocations” has the meaning set forth in Section 4.3(g).
          “Reorganization” has the meaning set forth in the recitals to this Agreement.
          “Reorganization Agreement” means the Reorganization Agreement, dated as of [                    ], 2009, by and among the Managing Member, EBS Acquisition II, LLC, Hellman & Friedman Capital Associates VI, L.P., Hellman & Friedman Capital

Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV I, L.P., H&F GP, Harrington, H&F AIV II, GA Pubco Sub, HF Pubco Sub, Plan Member and the Company, as it may be amended, supplemented or restated from time to time.
          “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
          “ Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [                      ], 2009, by and among the Managing Member, Hellman & Friedman Capital Associates VI, L.P., Hellman & Friedman Capital Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV II, L.P., H&F GP, General Atlantic Partners 83, L.P., General Atlantic Partners 84, L.P., GAP-W LLC, GapStar, LLC, GAPCO GmbH & Co. KG, GAP Coinvestments CDA, L.P., GAP Coinvestments III, LLC, and GAP Coinvestments IV, LLC, the Management Stockholders (as defined therein) and the eRx Stockholders (as defined therein), as it may be amended, supplemented or restated from time to time.
          “Subsequent Effective Date” means February 8, 2008.
          “Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.
          “Tax Distributions” has the meaning set forth in Section 5.2(a).
          “Tax Matters Member” means the “tax matters partner” as defined in Code Section 6231(a)(7) and as appointed in Section 9.5.
          “Tax Receivable Agreements” means the Investors Tax Receivable Agreement (Reorganizations), the Investors Tax Receivable Agreement (Exchanges) and the Management Tax Receivable Agreement.
          “Trading Day” means a day during which trading securities generally occurs on the NYSE or, if the shares of Class A Stock are not listed on the NYSE, on the principal national securities exchange on which the shares of Class A Stock are then listed or, if the shares of Class A Stock are not listed on a national securities exchange, on the automated quotation system on which the shares of Class A Stock are then authorized for quotation.
          “Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of; provided, that (i) a change in the relative equity ownership in H&F among the individual officers, directors, managers, partners or other individual controlling persons of H&F (in each case, as compared to the relative equity ownership thereof as of the date hereof), shall not of itself constitute a “Transfer” and (ii) a pledge by any H&F Continuing Member or its controlled Affiliates of the Equity Securities of the Company under any credit facility of an H&F Continuing Member shall not of itself constitute a “Transfer.” For the avoidance of doubt, (a) any Transfer, directly or indirectly, of any Equity Securities of any H&F Continuing Member to any Person that is not a partner in HF Fund VI shall be considered a Transfer by the H&F Continuing Member, (b) any assignment of Equity Securities of HF Fund VI that results in a Person holding directly or indirectly any Equity Securities in an H&F Continuing Member will not be considered a Transfer, (c) any assignment of Equity Interests of NHS among Ken Hill and his family members will not be considered a Transfer and (d) any Transfer of Class A Stock shall not be considered a Transfer by any Member. For the avoidance of doubt, any distribution of Equity Securities of the Company by any H&F Continuing Member to their respective members, partners or unitholders will be considered a Transfer. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
          “Transfer Agent” has the meaning set forth in Section 3.7(b).
          “Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.
          “Units” means the Units issued hereunder (including the Unvested Units, the Vested Units, the Escrowed Units and the Non-Escrowed Units) and shall also include any equity security issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.
          “Unvested Unit” means, on any date of determination, any Unit held by a Management Member that is not a Vested Unit.
          “VCOC Equityholder” has the meaning set forth in Section 9.2(a).
          “Vested Unit” means, on any date of determination, any Unit held by a Management Member that is “vested” in accordance with such Management Member’s applicable Vesting Agreement.
          “Vesting Agreement” means, with respect to each Management Member, that certain Common Stock Subscription and EBS Unit Vesting Agreement, by and

among such Management Member, the Company and the Managing Member, as the same may be amended or restated from time to time.
          “Volume Weighted Average Price” means, on any date of determination, the volume weighted average sale price per share of the Class A Stock on the NYSE on such date, or if the Class A Stock is not listed on the NYSE, on the principal national securities exchange on which the Class A Stock is then listed or, if the Class A Stock is not listed on a national securities exchange, an automated quotation system on which the Class A Stock is then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)).
          “Winding-Up Member” has the meaning set forth in Section 10.3(a).
          Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;
          (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;
          (c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;
          (d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
          (e) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;
          (f) “or” is not exclusive;
          (g) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and
          (h) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY
          Section 2.1 Formation. The Company has been formed as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.
          Section 2.2 Filing. The Company’s Certificate of Formation has been filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.
          Section 2.3 Name. The name of the Company is “EBS MASTER LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.
          Section 2.4 Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other qualified Person as the Managing Member may designate from time to time and its business address.
          Section 2.5 Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.
          Section 2.6 Purpose; Powers. The purpose of the Company shall be to operate the EBS Business, together with all activities and transactions that are necessary or appropriate in connection therewith, and to conduct any other business activities permitted from time to time under the Act as such business activities may be determined by the Managing Member. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.6.
          Section 2.7 Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X hereof.
          Section 2.8 Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.
          Section 2.9 Independent Activities. Except as set forth in Section 11.6 or any other written agreements with the Company that may be in effect from time to time and by which an H&F Continuing Member, an eRx Member or their respective Affiliates may be bound restricting that Person’s activities (including, in the case of the eRx Members, any restrictive covenant under, or other agreement entered into pursuant to, the eRx Merger Agreement), the Members acknowledge and understand that the H&F Continuing Members, the eRx Members and/or one or more of their respective Affiliates may hereafter (1) engage in business activities or develop or market products, or invest or acquire businesses or assets which may be the same as or similar to and may compete with the business conducted by the Company or any of its Subsidiaries, (2) do business with any client or customer of the Company or any of its Subsidiaries and (3) invest or own any interest publicly or privately or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company (“Other Similar Activities”). Without limiting Section 11.6 or any other written agreements with the Company that may be in effect from time to time and by which an H&F Continuing Member, an eRx Member or their respective Affiliates may be bound restricting that Person’s activities (including, in the case of the eRx Members, any restrictive covenant under, or other agreement entered into pursuant to, the eRx Merger Agreement), for purposes of the H&F Continuing Members’, the eRx Members’ and their respective Affiliates’ liability in such capacity under this Agreement, to the fullest extent permitted by applicable Law, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the H&F Continuing Members, the eRx Members or any of their respective Affiliates from engaging in whatever activities they choose, including Other Similar Activities, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken (pursuant to an acquisition or otherwise) without having or incurring any obligation to offer any interest in such activities to the Company or any other Member or consult with the Company, any officer or any other Member regarding such activities, or require any Member to permit the Company or any other Member, any officer or any of their respective Affiliates to participate in any manner in such activities, and as a material part of the consideration for the execution of this Agreement by each H&F Continuing Member and eRx Member, the Company and each other Member hereby waives, relinquishes, and renounces any such right, expectancy or claim of participation. Except as set forth in Section 6.1(b) with respect to the Managing Member, each Member expressly disclaims any fiduciary duties to or from any other Member due to such Member’s status as a Member.

ARTICLE III
OWNERSHIP AND CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS
          Section 3.1 Authorized Units; General Provisions With Respect to Units.
          (a) Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time up to an aggregate of 400,000,000 Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.3. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to Vesting Agreements, options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.
          (b) Each outstanding Unit shall be identical (except as provided in Section 3.3).
          (c) Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.
          (d) The total number of Units issued and outstanding and held by the Members is set forth on Exhibit A (as amended from time to time in accordance with the terms of this Agreement) as of the date set forth therein.
          (e) If at any time the Managing Member issues a share of its Class A Stock (including in the IPO) or any other Equity Security of the Managing Member (other than shares of Class B Stock), (i) the Company shall issue to the Managing Member one Unit (if the Managing Member issues a share of Class A Stock), or such other Equity Security of the Company (if the Managing Member issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by the Managing Member, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Managing Member and (ii) the net proceeds received by the Managing Member with respect to the corresponding share of Class A Stock or other Equity Security, if any, shall be concurrently transferred to the Company; provided, however, that if the Managing Member issues any shares of Class A Stock (including in the IPO) or other Equity Securities some or all of the net proceeds of which are to be used to fund expenses or other obligations of the Managing Member for which the Managing Member would be permitted a cash distribution pursuant to clause (ii) of Section 5.1(c), then the Managing Member shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations; provided, further, that if the Managing Member issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Units (and shares of Class B Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Units in connection therewith and the Managing Member shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.1(e) shall not apply (A) to the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of the Managing Member under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Units for Class A Stock, such Class A Stock will be issued together with a corresponding right), or to the issuance under the Managing Member’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of the Managing Member or rights or property that may be converted into or settled in Equity Securities of the Managing Member, but shall in each of the foregoing cases apply to the issuance of Equity Securities of the Managing Member in connection with the exercise or settlement of such rights, warrants, options or other rights or property and (B) as otherwise determined by the Managing Member in accordance with Section 3.1(h) with respect to issuances of Equity Security other than Class A Stock. Except pursuant to Section 3.7 or as otherwise determined by the Managing Member in accordance with Section 3.1(h), (x) the Company may not issue any additional Units to the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary issues or sells an equal number of shares of the Managing Member’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of the Managing Member or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.
          (f) Except as otherwise determined by the Managing Member in accordance with Section 3.1(h), (i) the Managing Member or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock or the acquisition of any such shares deposited in escrow) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from the Managing Member an equal number of Units for the same price per security and (ii) the Managing Member or any of its Subsidiaries may not redeem or repurchase any other Equity Securities of the Managing Member unless substantially simultaneously the Company redeems or repurchases from the Managing Member an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Managing Member for the same price per security. Except pursuant to Section 3.7 or as otherwise determined by the Managing Member in accordance with Section 3.1(h): (A) the Company may not redeem, repurchase or otherwise acquire any Units from the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, and (B) the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from the Managing Member or any of its Subsidiaries unless substantially simultaneously the Managing Member or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Managing Member of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of the Managing Member. Notwithstanding the foregoing, to the extent that any consideration payable to the Managing Member in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of the Managing Member or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.
          (g) The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. The Managing Member shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.
          (h) Notwithstanding anything to the contrary in Section 3.1(e) or Section 3.1(f):
               (i) if at any time the Managing Member shall determine that either of the Credit Facilities shall not permit the Managing Member or the Company to comply with the provisions of Section 3.1(e) or Section 3.1(f) in connection with the issuance, redemption or repurchase of any shares of Class A Stock or other Equity Securities of the Managing Member or any of its Subsidiaries or any Units or other Equity Securities of the Company then, with the prior written consent of the H&F Continuing Members (not to be unreasonably withheld), the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; and
               (ii) if (a) the Managing Member incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company, and (b) the Managing Member is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in either of the Credit Facilities, then notwithstanding Section 3.1(e) or Section 3.1(f), with the prior written consent of the H&F Continuing Members (not to be unreasonably withheld), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using preferred Equity Securities of the Company without complying with such provisions.
          Section 3.2 Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the approval of Members under this Agreement; provided, that the eRx Units shall have no voting rights and in no event will the eRx Members have any voting rights with respect to the eRx Units except as expressly and specifically set forth in Section 11.1. Except as otherwise required by the Act, each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Units having voting rights (which, for the avoidance of doubt, excludes eRx Units) will vote together as a single class on all matters to be approved by the Members.
          Section 3.3 Capital Contributions; Unit Ownership.
          (a) Capital Contributions. Each Member named on Exhibit A shall be credited with the IPO Date Capital Account Balance set forth on Exhibit A in respect of its Interest specified thereon. No Member shall be required to make additional Capital Contributions.
          (b) Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 3.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Managing Member), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable into Units or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. In that event, the Managing Member shall amend

Exhibit A to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members based on their Units and the respective terms thereof.
          (c) Unvested Units and Vested Units. Each Management Member has been issued the number of Units set forth on Exhibit A, which identifies the number of such Management Member’s Unvested Units and Vested Units as of the date hereof. Except as set forth in Section 5.2, distributions shall not be made in respect of Unvested Units. Unvested Units shall be subject to the applicable Vesting Agreements and the Managing Member shall have sole and absolute discretion to interpret the Vesting Agreements and to adopt such amendments thereto or otherwise determine the terms and conditions of such Unvested Units in accordance with this Agreement and the applicable Vesting Agreements. The Members and the Company shall comply with the provisions of the Internal Revenue Service Revenue Procedures 93-27 and 2001-43 with respect to all such Units.
          (d) Safe Harbor. Each of the Members agrees that (i) the Company is authorized and directed to elect the safe harbor described in the proposed Revenue Procedure contained in the Internal Revenue Service Notice 2005-43 (such notice, as it may be modified or supplemented, the “Notice”) and (ii) the Company and each of its Members (including a Person to whom a membership interest is transferred in connection with the performance of services) agrees to comply with all of the requirements of the safe harbor described in the proposed Revenue Procedure with respect to all membership interests transferred in connection with the performance of services while the election is in effect. Each of the Members and the Company agrees not to report the income tax effects of the Safe Harbor Partnership Interest (as defined in the proposed Revenue Procedure Notice) to the U.S. tax authorities in a manner inconsistent with the requirements of the proposed Revenue Procedure, including the failure to provide appropriate information returns. Each of the Members acknowledges that the Notice contains a proposed Revenue Procedure and that the Notice and Revenue Procedure may undergo changes prior to their finalization. Each Member hereby irrevocably grants to the Managing Member a power-of-attorney coupled with an interest to amend this Agreement to conform to any changes to the Notice reflected in the finalized Notice and/or Revenue Procedure in order to permit the Company and its Members to qualify for the safe harbor election.
          Section 3.4 Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. The Capital Account balance of each of the Members as of the date hereof is its respective IPO Date Capital Account Balance set forth on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) credited with such Member’s share of Profits, any individual items of income and gain allocated to such Member pursuant to the provisions of Article IV hereof, and the amount of additional cash, or the value as determined by the Managing Member of any asset (net of any Liabilities assumed by the Company and Liabilities to which the asset is subject) contributed to the Company by such Member, and (b) debited with the Member’s share of Losses, any individual items of deduction and loss allocated to such Member pursuant to the provisions of Article IV hereof, the amount of any cash distributed to such Member and the value as determined by the Managing Member of any asset distributed to such Member (net of any Liabilities assumed by the Member and Liabilities to which the asset is subject).
          Section 3.5 Member Loans. Any Member may, with the approval of the Managing Member, lend or advance money to the Company or any of its Subsidiaries. Any such transaction shall be carried out on customary terms and conditions and on an arm’s length basis. If any Member shall make any loan or loans to the Company or any of its Subsidiaries, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Company, unless otherwise agreed by the Members. No Member shall be obligated to make any loan or advance to the Company or any of its Subsidiaries.
          Section 3.6 Other Matters.
          (a) No Member shall demand or receive a return on or of its Capital Contributions or withdraw from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.
          (b) No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in or contemplated by this Agreement.
          (c) The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member shall be personally liable for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.
          (d) A Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.
          (e) The Company shall not be obligated for the repayment of any Capital Contributions of any Member.
          Section 3.7 Exchange of Units.
          (a) Subject to adjustment as provided in Section 3.7(d) and subject to the Managing Member’s rights described in Section 3.7(g), each of the H&F Continuing Members, the Management Members and the eRx Members shall be entitled to exchange with the Company, at any time and from time to time, any or all of such Member’s Units (other than any Unvested Units held by the Management Members), as follows:
               (i) in the case of the H&F Continuing Members and the eRx Members, one Unit together with one share of Class B Stock will be exchangeable for one share of Class A Stock; and
               (ii) in the case of the Management Members, one Vested Unit together with one share of Class B Stock will be exchangeable for one share of Class A Stock.
Each such exchange of Units for Pubco Common Stock shall be treated for U.S. federal income tax purposes as a sale of the exchanging Member’s Units to the Managing Member in exchange for Pubco Common Stock.
          (b) In order to exercise the exchange right under Section 3.7(a), the exchanging Member shall present and surrender the certificate or certificates representing such Units and shares of Class B Stock (in each case, if certificated) during usual business hours at the principal executive offices of the Managing Member, or if any agent for the registration or transfer of shares of Class B Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent, accompanied by written notice (the “Exchange Notice”) to the Managing Member and the Transfer Agent stating that the exchanging Member elects to exchange with the Company a stated number of Units and shares of Class B Stock represented, if applicable, by such certificate or certificates, to the extent specified in such notice, and (if the Class A Stock to be received is to be issued other than in the name of the exchanging Member) specifying the name(s) of the Person(s) in whose name or on whose order the Class A Stock is to be issued.
          (c) If required by the Managing Member, any certificate for Units and shares of Class B Stock (in each case, if certificated) surrendered for exchange with the Company shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the holder of such Units and shares of Class B Stock or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender to the Company of the certificate or certificates, if any, representing such Units and shares of Class B Stock (but in any event by the Exchange Date, as defined below), the Managing Member shall issue and deliver to the Company, and the Company shall deliver at such office to such holder, or on such holder’s written order, a certificate or certificates, if applicable, for the number of full shares of Class A Stock issuable upon such exchange, and the Company shall deliver such shares of Class B Stock to the Managing Member. Each exchange of Units and shares of Class B Stock shall be deemed to have been effected on (i) the Business Day after the date on which the Exchange Notice shall have been received by the Managing Member or the Transfer Agent, as applicable (subject to receipt by the Managing Member or the Transfer Agent, as applicable, within three Business Days thereafter of any required instruments of transfer as aforesaid) or (ii) such later date specified in or pursuant to the Exchange

Notice (such date identified in clause (i) or (ii), as applicable, the “Exchange Date”), and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Stock (which certificates shall bear any legends as may be required in accordance with applicable Law) shall be issuable upon such exchange as aforesaid shall be deemed to have become, on the Exchange Date, the holder or holders of record of the shares represented thereby. Notwithstanding anything herein to the contrary, any holder may withdraw or amend an exchange request, in whole or in part, prior to the effectiveness of the exchange, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by applicable Law) by delivery of a written notice of withdrawal to the Transfer Agent, specifying (1) the certificate numbers of the withdrawn Units and shares of Class B Stock, (2) if any, the number of Units and shares of Class B Stock as to which the Exchange Notice remains in effect and (3) if the holder so determines, a new Exchange Date or any other new or revised information permitted in an Exchange Notice. An Exchange Notice may specify that the exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Stock into which the Units and shares of Class B Stock are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.
          (d) In the event one class or series of Pubco Common Stock (the “Existing Securities”) is converted into another class or series of Pubco Common Stock (the “New Securities”), then an H&F Continuing Member, Management Member or eRx Member otherwise entitled to receive Existing Securities upon exchange shall instead be entitled to receive on exchange the amount of the New Securities that such Member would have received if the exchange of Units had occurred immediately before the effective date of such event and the Existing Securities received by such Member had been converted into the New Securities. No adjustments in respect of dividends or distributions on any Unit will be made on the exchange of any Unit, and if the Exchange Date with respect to a Unit occurs after the record date for the payment of a dividend or other distribution on Units but before the date of the payment, then the registered Member holding the Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Unit on the payment date (without duplication of any distribution to which such holder may be entitled under Section 5.2) notwithstanding the exchange of the Unit or the default in payment of the dividend or distribution due on the Exchange Date.
          (e) The Managing Member shall at all times reserve and keep available out of its authorized but unissued Equity Securities, solely for the purpose of issuance upon exchange of Units and Class B Stock, such number of shares of Class A Stock that shall be issuable upon the exchange of all such outstanding Units and Class B Stock; provided, that nothing contained herein shall be construed to preclude the Managing Member from satisfying its obligations in respect of the exchange of the Units for shares of Class A Stock by delivery of purchased shares of Class A Stock which are held in the treasury of the Managing Member. The Managing Member covenants that all shares of Class A Stock that shall be issued upon exchange of Units and Class B Stock shall, upon issuance thereof, be validly issued, fully paid and non-assessable.
          (f) The issuance of Class A Stock upon exchange of Units and Class B Stock shall be made without charge to the exchanging Members for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares are to be issued in a name other than that of the exchanging Member, then the Person or Persons requesting the issuance thereof shall pay to the Managing Member the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Managing Member that such tax has been paid or is not payable.
          (g) (i) Notwithstanding anything to the contrary in this Section 3.7, but subject to Section 3.7(h), an exchanging Member shall be deemed to have offered to sell its or his Units (other than any Unvested Unit) and Class B Stock as described in the Exchange Notice to the Managing Member, and the Managing Member may, in its sole and absolute discretion, solely by means of delivery of Call Election Notices and/or Revocation Notices in accordance with, and subject to the terms of, this Section 3.7(g), elect to purchase directly and acquire such Units and Class B Stock on the Exchange Date by paying to the exchanging Member either (at the option of the Managing Member in its sole and absolute discretion as specified in the then-applicable Call Election Notice) (x) the Cash Amount for the shares of Class A Stock such exchanging Member would otherwise receive pursuant to Section 3.7(a) or (y) that number of shares of Class A Stock such exchanging Member would otherwise receive pursuant to Section 3.7(a), whereupon the Managing Member shall, in the case of each of clauses (x) and (y), acquire the Units and Class B Stock offered for exchange by the exchanging Member and shall be treated for all purposes of this Agreement as the owner of such Units and Class B Stock. Notwithstanding the foregoing, any purchase by the Managing Member of Units and Class B Stock that would otherwise be exchanged for shares of Class A Stock in connection with and sold in a Pubco Offer shall be for the same amount and type of consideration that the Member would have received in the Pubco Offer. In the event the Managing Member shall exercise its right to purchase Units and Class B Stock in the manner described in the first sentence of this Section 3.7(g), each of the exchanging Member, the Company and the Managing Member, as the case may be, shall treat the transaction between the Managing Member and the exchanging Member for federal income tax purposes as a sale of the exchanging Member’s Units and Class B Stock to the Managing Member. For purposes of this Section 3.7, “Cash Amount” means (A) only if the Exchange Notice for the relevant exchange provides that the exchange is to be contingent upon the consummation of a purchase by another Person (whether in a tender or exchange offer or otherwise) of shares of the Class A Stock, the amount and type of cash or other property (or combination of types of property) to which the exchanging Member would be entitled to receive in such purchase; or (B) otherwise, the amount of cash per share of Class A Stock equal to the Volume Weighted Average Price of such share of Class A Stock on the date that the Exchange Notice is delivered to the Company. The Managing Member may only pay the Cash Amount from proceeds of offerings of a number of shares of Class A Stock equal to the number of Units covered by such Exchange Notice or pro rata distributions under Section 5.1(c).
               (ii) The Managing Member may at any time in its sole discretion deliver written notice (a “Call Election Notice”) to each other Member setting forth its election to exercise its call right as contemplated by this Section 3.7(g). Subject to the remainder of this Section 3.7(g)(ii), a Call Election Notice will be effective until such time as the Managing Member amends such Call Election Notice with a superseding Call Election Notice or revokes such Call Election Notice by delivery of a written notice of revocation delivered to each other Member (a “Revocation Notice”). A Call Election Notice may be amended or revoked by the Managing Member at any time; provided that any Exchange Notice delivered by a Member will not, without such Member’s written consent, be affected by the subsequent delivery of a Revocation Notice or by an Exchange Notice that is not effective until after the Exchange Date. Following delivery of a Revocation Notice, the Managing Member may deliver a new Call Election Notice pursuant to this Section 3.7(g). The delivery or amendment of a Call Election Notice shall not have the effect of causing the call right under this Section 3.7(g) to be exercised with respect to Units exchangeable for shares proposed to be sold in an underwritten offering, if the holders of such Units have notified the Company prior to such delivery or amendment that they contemplate undertaking such an underwritten offering (unless such holders otherwise agree in writing with the Company). Any amendment of a Call Election Notice will not be effective until thirty (30) Trading Days after its delivery to each Member (other than the Managing Member). The call right under this Section 3.7(g) shall in all events be exercised in each of the following cases either in full or not at all: (A) with respect to all Units of a Member subject to any single Exchange Notice (including as amended) or (B) with respect to all Units held by affiliated Members subject to any Exchange Notice(s) (including as amended) with the same Exchange Date.
               (iii) Each Call Election Notice shall specify:
          (1) whether the Managing Member elects to pay in the Cash Amount or in shares of Class A Stock,
          (2) the date from which it shall be effective (which shall be no earlier than thirty (30) Trading Days after delivery),
          (3) whether and to what extent the call right will be exercised with respect to exchanges made contingent upon the consummation of a purchase by another Person (in a tender or exchange offer, underwritten offering or otherwise) of shares of the Class A Stock to be issued in the exchange or to other contingent exchanges, and
          (4) at the option of the Managing Member, a limitation on the exercise of the call to Exchange Notices covering a specified minimum or maximum number of Units.

          (h) Notwithstanding any other provision of this Agreement, if a Disposition Event is approved and consummated in accordance with applicable Law, at the request of the Company (or following such Disposition Event, its successor) or the Managing Member (or following such Disposition Event, its successor), each of the H&F Continuing Members, the Management Members and the eRx Members shall be required to exchange with the Company (subject to the Managing Member’s rights described in Section 3.7(g), except that the Managing Member shall not be entitled to elect to purchase Units and shares of Class B Stock for the Cash Amount under this Section 3.7(h)), at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such Member’s Units and shares of Class B Stock; provided that, in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, the H&F Continuing Members, the Management Members and the eRx Members shall not be required to exchange their Units and shares of Class B Stock unless either (i) the H&F Continuing Members collectively own less than 20% of the Units and shares of Class B Stock held by them immediately prior to the IPO (after giving effect to any unit or stock split, reverse unit or stock split, unit or stock distribution or dividend or similar event) or (ii) as part of such transaction, the holders (other than the Managing Member and its Subsidiaries) of Units and shares of Class B Stock are permitted to exchange their Units and such shares for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss (except to the extent that property other than securities is received in such exchange), based on a "should" or "will" level opinion from independent tax counsel of recognized standing and expertise. For the avoidance of doubt in connection with a Disposition Event, in no event shall the holders (other than the Managing Member and its Subsidiaries) of Units and shares of Class B Stock be entitled to receive aggregate consideration for each Unit and corresponding share of Class B Stock that is greater than the consideration payable in respect of each share of Class A Stock (it being understood that payments under or in respect of the Tax Receivable Agreements shall not be considered part of any such consideration).
          (i) If the Class A Stock is listed on a securities exchange, the Managing Member shall use its reasonable best efforts to cause all Class A Stock issued upon an exchange of Units to be listed on the same securities exchange at the time of such issuance.
          (j) No exchange pursuant to this Section 3.7 shall impair the right of the exchanging Member to receive any distributions payable on the Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such exchange. For the avoidance of doubt, no exchanging Member shall be entitled to receive, in respect of a single record date, distributions or dividends both on Units exchanged by such Member and on Pubco Common Stock received by such Member in such exchange.
          Section 3.8 Tender Offers and Other Events with Respect to the Managing Member. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Stock (a “Pubco Offer”) is proposed by the Managing Member or is proposed to the Managing Member or its stockholders and approved by the board of directors of the Managing Member or is otherwise effected or to be effected with the consent or approval of the board of directors of the Managing Member, the holders (other than the Managing Member and its Subsidiaries) of Units and shares of Class B Stock shall be permitted to participate in such Pubco Offer by delivery of a contingent Exchange Notice in accordance with the last sentence of Section 3.7(c). In the case of a Pubco Offer proposed by the Managing Member, the Managing Member will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders (other than the Managing Member and its Subsidiaries) of Units and shares of Class B Stock to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Stock without discrimination; provided that, without limiting the generality of this sentence, the Managing Member will use its reasonable best efforts expeditiously and in good faith to ensure that such holders of Units may participate in each such Pubco Offer without being required to exchange Units and shares of Class B Stock (or, if so required, to ensure that any such exchange shall be effective only upon, and shall be conditional upon, the closing of such Pubco Offer and only to the extent necessary to tender or deposit to the Pubco Offer in accordance with the last sentence of Section 3.7(c), or, as applicable, to the extent necessary to exchange the number of Units and shares being repurchased). Nothing in this Section 3.8 shall affect the right of the Managing Member to purchase Units and shares of Class B Stock, to the extent exercised under Section 3.7(g), upon the closing of such Pubco Offer for the amount per share and type of cash or other property as is paid for the Class A Stock in the Pubco Offer. For the avoidance of doubt, in no event shall the holders (other than the Managing Member and its Subsidiaries) of Units and shares of Class B Stock be entitled to receive in such Pubco Offer aggregate consideration for each Unit and corresponding share of Class B Stock that is greater than the consideration payable in respect of each share of Class A Stock in connection with a Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreements shall not be considered part of any such consideration).
ARTICLE IV
ALLOCATIONS OF PROFITS AND LOSSES
          Section 4.1 Profits and Losses. Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Sections 4.2 and 4.3, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 10.3(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company Liabilities were satisfied (limited with respect to each nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and the net assets of the Company were distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. For purposes of the allocations determined in accordance with this Section 4.1, the amount of distributions pursuant to Section 10.3(b) shall be computed by assuming that all of the Unvested Units then outstanding are Vested Units and all Escrowed Units are Non-Escrowed Units.

          Section 4.2 Section 754 Election. The Company shall ensure that it has in effect at all times an election described in Section 754 of the Code. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of that adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and such gain or loss shall be specially allocated to the Members in the manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Treasury Regulation.
          Section 4.3 Regulatory and Curative Allocations; Other Allocations.
          (a) Company Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in an amount equal to the portion of that Member’s share of the net decrease in Company Minimum Gain during such year that is allocable to the disposition of any Company assets subject to one or more Nonrecourse Liabilities of the Company. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(i). Any Member’s share of any net decrease in Company Minimum Gain shall be determined in accordance with Treasury Regulation Section 1.704-2(g). This section is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.
          (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement except Section 4.3(a), if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member’s share of the net decrease of Member Minimum Gain. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(j)(2)(ii). Any Member’s share of the net decrease in Member Minimum Gain shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(5). This section is intended to comply with the partner recourse debt minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith.
          (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation paragraph (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible.
          (d) Gross Income Allocation. If any Member has a deficit Capital Account balance at the end of any Fiscal Year that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Sections 4.3(c) and 4.3(d) were not in this Agreement.
          (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members pro rata in proportion to their Units. The amount of Nonrecourse Deductions for a Fiscal Year shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulation Section 1.704-2(d).
          (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(1).
          (g) Curative Allocations. The allocations set forth in Sections 4.3(a) through 4.3(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.3(g) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.
          Section 4.4 Allocations for Tax Purposes.
          (a) Tax Allocations. Except as otherwise provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 4.1 through 4.3 hereof in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv), and to the extent consistent with such regulations, the other provisions of this Agreement.
          (b) Contributed Property. Items of income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members in accordance with Code Section 704(c) and the Treasury Regulations thereunder so as to take account of any variation between the Adjusted Basis and the initial Gross Asset Value of such property. Unless the Members otherwise agree, allocations pursuant to this Section 4.4(b) shall use the “traditional method” as set forth in Treasury Regulation Section 1.704-3(b).
          (c) Adjustments to Value of Property. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to that asset shall take into account any variation between the Gross Asset Value of that asset before such adjustment and its Gross Asset Value after such adjustment in the same manner as the variation between Adjusted Basis and Gross Asset Value is taken into account under Section 4.4(a) hereof with respect to contributed property, and such variation shall be allocated in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Section 4.4(b) hereof.
          (d) Recapture of Deductions and Credits. If any “recapture” of deductions or credits previously claimed by the Company is required under the Code upon the sale or other taxable disposition of any Company property, those recaptured deductions or credits shall, to the extent possible, be allocated to the Members in accordance with Treasury Regulation Section 1.1245-1(e).
          (e) Limited Application. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
          (f) Allocation of Excess Nonrecourse Liabilities. All “excess nonrecourse liabilities,” as such term is defined in Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Members pro rata in proportion to their Units.

          Section 4.5 Other Allocation Rules.
          (a) The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.
          (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Treasury Regulations thereunder.
ARTICLE V
DISTRIBUTIONS
          Section 5.1 Amount and Time of Distributions.
          (a) Except as set forth in this Section 5.1 or Section 5.2 (including the last sentence of Section 5.2(a)), and the restrictions set forth in any class or series of Equity Securities created pursuant to Section 3.3, each distribution shall be made to the Members only at such times as the Managing Member shall reasonably determine and shall be made to the Members pro rata in proportion to their respective Units.
          (b) Notwithstanding the provisions of Section 5.1(a), a Management Member holding an Unvested Unit shall only be entitled to receive a distribution in respect of such Unvested Unit in an amount equal to the Tax Distributions with respect to such Unvested Unit in accordance with Section 5.2. The Company shall maintain in a segregated account any other amounts that were otherwise distributable to each Management Member in respect of each Unvested Unit that were not distributed as a result of this Section 5.1(b). After the end of each Fiscal Year, the Company shall distribute to each such Management Member an amount equal to the excess of (i) the aggregate amount previously distributable under Section 5.1(a) with respect to each Unvested Unit that shall have become a Vested Unit as of the end of such Fiscal Year held by such Management Member (determined without giving effect to the first sentence of this Section 5.1(b)) over (ii) the amounts previously distributed to such Management Member with respect to such Unvested Unit.
          (c) Notwithstanding the provisions of Section 5.1(a), the Managing Member, in its sole discretion, may authorize that (i) cash be paid to the Managing Member (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of the Managing Member’s Units to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Stock in accordance with Section 3.1(f), and (ii) to the extent that the Managing Member determines that expenses or other obligations of the Managing Member are related to its role as the managing Member of the Company or the business and affairs of the Managing Member that are conducted through the Company or any of the Company’s direct or indirect Subsidiaries, cash distributions be made to the Managing Member (which distributions shall be made without pro rata distributions to the other Members) in amounts required for the Managing Member to pay (A) operating, administrative and other similar costs incurred by the Managing Member, including payments in respect of Indebtedness and preferred stock, to the extent used or will be used by the Managing Member to pay expenses or other obligations described in this clause (ii) (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Company were not issued to the Managing Member), payments representing interest with respect to payments not made when due under the terms of the Tax Receivables Agreements and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Managing Member), (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Managing Member, (C) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of the Managing Member and (D) other fees and expenses in connection with the maintenance of the existence of the Managing Member (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, distributions made under this Section 5.1(c) may not be used to pay or facilitate dividends or distributions on the Pubco Common Stock.
          (d) Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. Upon any distribution in kind, the distribution shall be treated as if the property were sold for its Gross Asset Value, and the proceeds therefor distributed to the Members. The deemed gain or loss on such disposition shall be included in the calculation of Profit and Loss for the period in which the distribution occurred.
          Section 5.2 Tax Distributions.
          (a) With respect to each Fiscal Year, the Company shall make distributions to each Member pro rata in accordance with their respective Annual Target Tax Distributions. The “Annual Target Tax Distribution” of a Member shall mean the product of (i) the excess of the Company’s total taxable income allocable to the Member in respect of such Fiscal Year over taxable losses allocated to the Member in prior Fiscal Years and, in the case of the Managing Member, in the period commencing on the Original Effective Date and ending on the Subsequent Effective Date, to the extent such losses have not previously been taken into account to reduce taxable income pursuant to this provision (ignoring partner level Section 743 adjustments except as described in subparagraph (c) below), and (ii) the highest maximum combined marginal federal, state and local income tax rates generally applicable to an individual resident (or, if higher, a corporation resident) in New York City, New York may be subject. Amounts distributed pursuant to this Section 5.2 shall be referred to as “Tax Distributions.” Tax Distributions pursuant to this Section 5.2(a) shall be estimated by the Tax Matters Member on a quarterly basis and, to the extent feasible (as determined with the approval of the disinterested members of the board of directors of the Managing Member including a majority of the Independent Directors (as defined in the Stockholders Agreement) in the case of Tax Distributions to the eRx Members), shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of taxable income allocable to each Member for such period) on a quarterly basis on the date that is five Business Days prior to whichever of April 15th, June 15th, September 15th or December 15 falls (or other dates for which corporations are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (a “Quarterly Tax Distribution”) within the relevant quarter to facilitate the payment of estimated taxes by the Members or their beneficial owners. Quarterly Tax Distributions shall be based upon the estimated taxable income of the Company for the Fiscal Year through the end of the month prior to the month in which such Quarterly Tax Distribution is made (and shall (A) utilize the same methodology for calculating the amount of such Quarterly Tax Distribution described above for Annual Target Tax Distributions and (B) take into account prior Tax Distributions made with respect to such Fiscal Year); provided, that with respect to the final Quarterly Tax Distribution for a Fiscal Year, such distribution shall be based upon taxable income of the Company for the full Fiscal Year. A final accounting for Tax Distributions shall be made for each taxable year after the Company’s actual taxable income has been determined and (x) any shortfall in the amount of Tax Distributions the Members received for such taxable year based on such final determination shall promptly be distributed to such Members, and (y) any excess in the amount of Tax Distributions the Members received for such taxable year shall be applied against the subsequent Tax Distributions due to such Members. Tax Distributions to a Member (other than Nonrefundable Tax Distributions) shall be offset against and reduce subsequent distributions (other than Tax Distributions) to which a Member would otherwise be entitled to receive pursuant to Section 5.1 and/or Section 10.3 of this Agreement.
          (b) In the event of any audit adjustment by a taxing authority which affects the calculation of the Annual Target Tax Distribution for any Fiscal Year, or in the event the Company files an amended return which has such effect, the Annual Target Tax Distribution with respect to such year shall be recalculated by giving effect to such audit adjustment or changes reflected in the amended return, as applicable (and by including therein an additional amount that, when distributed to the Members pursuant to this sentence, will be sufficient to cover any interest or penalties incurred by any of Member or former Member in connection therewith), and the Members and former Members who were Members during the relevant tax year shall be entitled to an additional distribution or shall refund any overpayment required on the basis of such audit recalculated Annual Target Tax Distribution amount.
          (c) Solely for purposes of computing Annual Target Tax Distributions, the Company’s taxable income or loss shall be computed on the basis that the common tax bases of the Company’s assets were adjusted on the Original Effective Date in a manner that corresponds to (i) the Section 743 adjustments of the Managing Member in respect of such assets as of the Original Effective Date, divided by (ii) 52%, except to the extent otherwise agreed by the H&F Continuing Members and the Managing Member.

For purposes of this calculation, the deemed increases or decreases in the tax bases of the Company’s assets described in the preceding sentence will be treated in the same manner as the Section 743 adjustments of the Managing Member with respect to such assets. For example, if the Managing Member received a partner level amortizable basis adjustment to goodwill of $190 million in respect of its Units on the Original Effective Date, the Company may be treated for purposes of computing Annual Target Tax Distributions as having received a hypothetical common basis adjustment to amortizable goodwill of $365 million (190 divided by 0.52) on the Original Effective Date. For the avoidance of doubt, the Section 743 adjustments of the H&F Continuing Members, the Section 743 adjustment of HF Pubco Sub and the Section 743 adjustment of GA Pubco Sub as a result of the transactions contemplated by the Purchase Agreement shall not be taken into account for purposes of calculating Tax Distributions under this Section 5.2(c).
          (d) In addition to the foregoing but subject to any restrictions set forth in any Indebtedness of the Company, the Company shall make distributions five Business Days prior to June 1st and December 1st of each Fiscal Year to the Members pro rata in proportion to their respective Units such that the Managing Member shall receive an amount pursuant to this Section 5.2(d) equal to any tax that (i) is not determined on the basis of the Company’s taxable income but is payable by the Managing Member due to the Managing Member’s ownership of Units in the Company and (ii) accrues as of such June 1st or December 1st for the current or any prior Fiscal Year but with respect to which no prior distribution has been made pursuant to this Section 5.2(d). For the avoidance of doubt, distributions made pursuant to this Section 5.2(d) shall be determined by reference to certain tax liabilities of the Managing Member but shall be made to all Members on a pro rata basis.
          Section 5.3 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.
ARTICLE VI
MANAGEMENT
          Section 6.1 The Managing Member; Fiduciary Duties.
          (a) Pubco shall be the sole managing Member of the Company. Except as otherwise required by Law, (i) the managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the managing Member, and the managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

          (b) In connection with the performance of its duties as the managing Member of the Company, the managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member. The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members or their interests relative to the stockholders of the Managing Member or (ii) advantage the stockholders of the Managing Member relative to the Members or (iii) treats the Members and the stockholders of the Managing Member differently; provided, that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the other Members, the other Members agree that the Managing Member shall discharge its fiduciary duties to the other Members by acting in the best interests of the Managing Member’s stockholders.
          Section 6.2 Officers.
          (a) The managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the managing Member may delegate to any such Persons such authority to act on behalf of the Company as the managing Member may from time to time deem appropriate.
          (b) The initial president and chief executive officer of the Company (the “President and Chief Executive Officer”) will be George Lazenby, subject to the terms of the employment agreement between EBS LLC and George Lazenby, dated as of March 29, 2007 (as the same may be amended from time to time).
          (c) Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The President and Chief Executive Officer will report to the managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the managing Member or this Agreement. The President and Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the managing Member to some other officer or agent of the Company.
          (d) Except as set forth herein, the managing Member may appoint officers at any time, and the officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the managing Member deems appropriate. Except as set forth herein, the officers will serve at the pleasure of the managing Member, subject to all rights, if any, of such officer under any contract of employment. Any individual may hold any number of offices, and an officer may, but need not, be a Member of the Company. The officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the managing Member.
          (e) Subject to this Agreement and to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the managing Member. Any officer may resign at any time by giving written notice to the managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.
          Section 6.3 Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:
          (a) one or more employees or other agents of the Company or in subordinates whom the officer reasonably believes to be reliable and competent in the matters presented; and
          (b) any attorney, public accountant, or other person as to matters which the officer reasonably believes to be within such person’s professional or expert competence.
          Section 6.4 Indemnification of the Managing Member, Officers and the Tax Matters Member.
          (a) Unless otherwise provided in Section 6.4(d), the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of the assets of the Company) shall indemnify, save harmless, and pay all judgments and claims against the managing Member, any of the officers or the Tax Matters Member (each, an “Indemnified Person”) relating to any Liability or damage incurred by reason of any act performed or omitted to be performed by any Indemnified Person (in such capacity) in good faith relating to or in connection with the business or affairs of the Company, including reasonable attorneys’ fees incurred by the Indemnified Person in connection with the defense of any action based on any such act or omission, which attorneys’ fees shall be paid as incurred. In the event it is later determined that the Indemnified Person was not entitled to any attorneys’ fees paid to it in accordance with this Section 6.4(a), such Indemnified Person shall promptly reimburse the Company for such payments together with interest on such amounts accruing from the date of advancement of such payments until the date of repayment (calculated on the basis of a 360 day year) at the Prime Rate as in effect from time to time.
          (b) Unless otherwise provided in Section 6.4(d), in the event of any action by a Member against any Indemnified Person, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all expenses of such Indemnified Person, including reasonable attorneys’ fees, incurred in the defense of such action.
          (c) Unless otherwise provided in Section 6.4(d), the Company shall indemnify, save harmless and pay all expenses, costs, or Liabilities of any Indemnified Person, if for the benefit of the Company, at the direction of the managing Member, and in accordance with this Agreement if said Indemnified Person makes any deposit or makes any other similar payment or assumes any obligation in connection with any business proposed to be acquired by the Company and suffers any financial loss as the result of such action.
          (d) Notwithstanding the provisions of Sections 6.4(a), 6.4(b) and 6.4(c) above, (i) such Sections shall be enforced only to the maximum extent permitted by Law and (ii) no Indemnified Person shall seek or be entitled to indemnification for any fraud, intentional misconduct, gross negligence or knowing violation of the Law made or committed by his, her or itself or any of his, her or its Affiliates which was material to the cause of action or other matter giving rise to a potential claim for indemnification.
          (e) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, Liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.
          (f) The obligations of the Company set forth in this Section 6.4 are expressly intended to create third party beneficiary rights of each of the Indemnified Persons and shall survive any termination of this Agreement.
          Section 6.5 Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.
          Section 6.6 Resignation or Termination of Managing Member. Pubco shall not, by any means, resign as, cease to be or be replaced as managing Member except in compliance with this Section 6.6. No termination or replacement of Pubco as managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Pubco, its successor (if applicable) and any new managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than Pubco (or following a Disposition Event, its successor) as managing Member shall be effective unless Pubco (or its successor, as applicable) and the new managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Pubco (or its successor, as applicable) and the new managing Member (as applicable), to cause (a) Pubco to comply with all Pubco’s obligations under this Agreement (including its obligations under Section 3.7) other than those that must necessarily be taken in its capacity as managing Member and (b) the new managing Member to comply with all the managing Member’s obligations under this Agreement.
          Section 6.7 No Inconsistent Obligations. Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.
          Section 6.8 Reclassification Events of Pubco. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 11.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the exchange rights of holders of Units set forth in Section 3.7 provide that each Unit and share of Class B Stock is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) Pubco or the successor to Pubco, as applicable, is obligated to deliver such property, securities or cash upon such exchange. Pubco shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of Pubco (in whatever capacity) under this Agreement. For the avoidance of doubt, the provisions of this Section 6.8 shall not affect the right of the Company or the Managing Member to require an exchange pursuant to Section 3.7(h) upon the consummation of a Disposition Event.

          Section 6.9 Managing Member Dividends and Distributions. Except as otherwise determined by the Managing Member with the consent of the H&F Continuing Members, the Managing Member shall not make any dividend or other distribution on any shares of Class A Stock (other than a dividend payable entirely in shares of capital stock of the Managing Member that is made in accordance with Section 3.1(g)) except solely with the proceeds of distributions received by the Managing Member in respect of Units pursuant to Section 5.1(a) (which, for the avoidance of doubt, does not include Tax Distributions) that were paid pro rata to all holders of Units.
ARTICLE VII
ROLE OF MEMBERS
          Section 7.1 Rights or Powers.
          (a) Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.
          (b) The Company shall, from time to time, as and when required, cause EBS LLC and each of the Company’s other Subsidiaries to make distributions upon their respective equity interests in aggregate amounts necessary to allow the Company to make Tax Distributions to the Members as provided in Section 5.2(a).
          Section 7.2 Voting.
          (a) Meetings of the Members may be called upon the written request of Members holding at least 5% of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting; provided, that the eRx Members shall not be entitled to any vote at such meeting with respect to eRx Units. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units, excluding eRx Units held by eRx Members, shall constitute the act of the Members.
          (b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.
          (c) Each meeting of Members shall be conducted by an officer designated by the Managing Member or such other individual person as the Managing Member deems appropriate.
          (d) Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.
          Section 7.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Tax Matters Member.
ARTICLE VIII
TRANSFERS OF INTERESTS
          Section 8.1 Restrictions on Transfer.
          (a) Except as provided in Section 3.7 and Section 8.1(c) and except for the Transfers (i) by an H&F Continuing Member to an H&F Permitted Transferee, (ii) by a Management Member to a Management Permitted Transferee, provided, that any and all such Transfers shall not at any time result in greater than sixteen (16) Management Members (including Management Permitted Transferees) as parties to this Agreement or (iii) by an eRx Member of Non-Escrowed Units to an eRx Permitted Transferee, provided, that any and all such Transfers shall not at any time result in greater than eight (8) eRx Members (including eRx Permitted Transferees) as parties to this Agreement, no Member shall, nor shall its direct and indirect equity holders, Transfer all or any portion of its Interest, directly or indirectly, without the prior written consent of the Managing Member. If, notwithstanding the provisions of this Section 8.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s

Interests in violation of this Section 8.1(a) shall be null and void and of no force or effect whatsoever. In the event a Transfer of any Interests (other than a Transfer of Interests pursuant to Section 3.7) causes a termination of the Company for tax purposes under Section 708 of the Code, the transferring Member shall indemnify and hold harmless the other Members with respect to the net amount of any incremental tax costs resulting from such termination. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of the Managing Member; provided that no shares of Class B Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.
          (b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause a termination of the Company for federal or state income tax purposes; (iii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause the Company to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iv) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (v) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulation or otherwise cause the Company to be subject to regulation under ERISA; (vi) if such Transfer requires the registration of such Interests pursuant to any applicable federal or state securities Laws; or (viii) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law).
          (c) Notwithstanding the provisions of Section 8.1(a), (i) each of the H&F Continuing Members may exchange all or a portion of the Units owned by such Member in accordance with Section 3.7 of this Agreement or, if the Managing Member and the exchanging Member shall mutually agree, Transfer such Units, together with a corresponding number of shares of Class B Stock, to the Managing Member for other consideration at any time following the consummation of the IPO, (ii) each of the eRx Members may exchange all or a portion of the Units owned by such eRx Member in accordance with Section 3.7 of this Agreement or, if the Managing Member and the exchanging eRx Member shall mutually agree, Transfer such Units, together with a corresponding number of shares of Class B Stock, to the Managing Member for other consideration at any time following the consummation of the IPO, and (iii) each of the Management Members may exchange all or a portion of the Vested Units owned by such Management Member in accordance with Section 3.7 of this Agreement or, if the Managing Member and the exchanging Management Member shall mutually agree,

Transfer such Units, together with a corresponding number of shares of Class B Stock, to the Managing Member for other consideration at any time following the consummation of the IPO.
          Section 8.2 Notice of Transfer. Other than in connection with Transfers made pursuant to Section 3.7, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.
          Section 8.3 Transferee Members. A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if (i) the requirements of this Article VIII are met, (ii) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member. Notwithstanding anything to the contrary in this Section 8.3, and except as otherwise provided in this Agreement, following a Transfer by (a) one or more H&F Continuing Members (or a transferee of the type described in this clause (a)) to an HF Permitted Transferee of all or substantially all of their Interests, (b) one or more eRx Members (or a transferee of the type included in this clause (b)) to an eRx Permitted Transferee of all or substantially all of their Interests, or (c) one or more Management Members (or a transferee of the type described in this clause (c)) to a Management Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such H&F Continuing Members, eRx Members or Management Member, as applicable, under this Agreement.
          Section 8.4 Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EBS MASTER LLC DATED AS OF [                     ], 2009, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”
ARTICLE IX
ACCOUNTING
          Section 9.1 Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.
          Section 9.2 VCOC Rights
          (a) With respect to each H&F Continuing Member and, at the request of an H&F Continuing Member, each Affiliate thereof that indirectly has an interest in the Company and that acknowledges and agrees to be bound by Section 11.6, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Equityholder”), for so long as the VCOC Equityholder, directly or through one or more conduit Subsidiaries, continues to hold any Equity Securities of the Company (or any securities into which such Equity Securities may be converted or exchanged), in each case without limitation or prejudice of any of the rights provided to any of the H&F Continuing Members hereunder, the Company shall, with respect to each such VCOC Equityholder:
               (i) Provide such VCOC Equityholder or its designated representative with the following:
(A)	the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the

Company and its Subsidiaries, at such times as the VCOC Equityholder shall reasonably request;

(B)	as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year end adjustments;

(C)	as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)	to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding Indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(E)	Subject to Section 9.2(a)(iii) below, copies of all materials provided to the Managing Member at substantially the same time as provided to the Managing Member and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company; provided that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.

               (ii) Make the Managing Member and appropriate officers of the Company and its Subsidiaries available periodically and at such times as reasonably requested by such VCOC Equityholder for consultation with such VCOC Equityholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;
               (iii) To the extent consistent with applicable Law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Equityholder or its designated representative in advance with respect to any significant Company actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, and provide the VCOC Equityholder or its designated representative with the right to consult with the Company with respect to such actions;
               (iv) Give such VCOC Equityholder the right to designate one non-voting board observer who will be entitled to attend all meetings of the board of directors of Managing Member and participate in all deliberations of the board of directors of Managing Member, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the board of directors of Managing Member, and provided, further, that such observer shall acknowledge and agree to be bound by Section 11.6 and the Company shall be entitled to exclude such observer from such portions of such a board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege; and
               (v) Provide such VCOC Equityholder or its designated representative with such other rights of consultation which such VCOC Equityholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.
          The Company agrees to consider, in good faith, the recommendations of each VCOC Equityholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company. The obligations of the Company set forth in this Section 9.2 are expressly intended to create third party beneficiary rights of each VCOC Equityholder. The obligations of the Company set forth in this Section 9.2 are expressly intended to create third party beneficiary rights of each VCOC Equityholder.

          (b) In the event that the Company ceases to qualify as an “operating company” (within the meaning of the first sentence of 29 C.F.R. § 2510.3-101(c)(1) of the Plan Asset Regulations), then the Company and each party hereto will cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment valued at cost) of each VCOC Equityholder shall continue to qualify as a “venture capital investment” (as defined in 29 C.F.R. § 2510.3-101(d) of the Plan Asset Regulations).
          Section 9.3 Fiscal Year. Subject to Section 706 of the Code, the Fiscal Year of the Company shall be the 12-month period commencing on the first day of January and ending on the 31st day of December until changed by the Managing Member.
          Section 9.4 Tax Returns; Information. The Tax Matters Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. As soon as practicable (but in no event more than 55 days) after the end of each Fiscal Year, the Tax Matters Member shall prepare and submit to the Managing Member for its review and approval the Company’s tax returns for such Fiscal Year. The Tax Matters Member shall furnish to each Member a copy of each approved return and statement, together with any schedules or other information which each Member may require in connection with such Member’s own tax affairs as soon as practicable (but in no event more than 60 days after the end of each Fiscal Year).
          Section 9.5 Tax Matters Member. The Managing Member is specially authorized and appointed to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local Law. The Tax Matters Member may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Tax Matters Member.
          Section 9.6 Withholding Tax Payments and Obligations. If withholding taxes are paid or required to be paid in respect of payments made to or by the Company, such payments or obligations shall be treated as follows:
          (a) If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement but subject to Section 9.6(d), each Member shall be treated as having received a distribution pursuant to Section 5.1 equal to the portion of the withholding tax allocable to such Member, as determined by the Managing Member in its discretion.
          (b) The Company is authorized to withhold from any payment made to, or any distributive share of, a Member any taxes required by Law to be withheld.
          (c) Neither the Company nor the Managing Member shall be liable for any excess taxes withheld in respect of any Member, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.
          (d) Any taxes withheld pursuant to Sections 9.6(a) or 9.6(b) shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member, and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Prime Rate in effect from time to time, compounded annually. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.
          (e) If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Member shall indemnify and contribute to the Company in full for the entire amount of taxes paid (plus interest, penalties and related expenses if the failure of the Company to make such payment is due to the fault of the Member) (which payment shall not be deemed a Capital Contribution for purposes of this Agreement). The Managing Member may offset distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 9.6.
          (f) If the Company, the Managing Member or any of their respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Managing Member in its discretion, consultants or agents, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then such Member shall provide evidence satisfactory to the Managing Member that it has paid the taxes to which the failure to withhold relates and, to the fullest extent permitted by Law, indemnify and hold harmless the Company, the Managing Member or any of their respective Affiliates, or any of their respective shareholders, partners, members, officers, directors, employees, managers and, as determined by the Managing Member in its discretion, consultants or agents, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability if the liability for failure to withhold and remit taxes was due to the fault of the Member. The provisions contained in this Section 9.6(f) shall survive the termination of the Company, the termination of this Agreement and the Transfer of any Interest.
          (g) In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Managing Member to offset the prior operation of this Section 9.6 in respect of such withheld taxes.

ARTICLE X
DISSOLUTION AND TERMINATION
          Section 10.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):
          (a) The sale of all or substantially all of the assets of the Company; and
          (b) The unanimous written agreement of the Managing Member and the H&F Continuing Members to dissolve, wind up, and liquidate the Company.
          The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation.
          Section 10.2 Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.
          Section 10.3 Procedure.
          (a) In the event of the dissolution of the Company for any reason, the Members shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if a Member is in bankruptcy or dissolved, another

Member, who shall be the Managing Member (“Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 10.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Managing Member or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.
     (b) Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:
          (i) First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;
          (ii) Second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iv), below); and
          (iii) Third, subject to Section 5.2(b), the balance to the Members, pro rata in proportion to their respective Units other than Unvested Units; provided, that with respect to any Vested Unit that shall have become a Vested Unit during the Fiscal Year of such liquidation, the Management Members shall also be entitled to receive the amount otherwise distributable with respect to such Vested Unit in accordance with the last sentence of Section 5.1(b).
     (c) Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.
     (d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

     Section 10.4 Rights of Members.
     (a) Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.
     (b) Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations (it being understood that distributions in respect of the Unvested Units shall only be made in accordance with Section 5.1(b)).
     Section 10.5 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 10.1 hereof, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.
     Section 10.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.
     Section 10.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.
ARTICLE XI
GENERAL
     Section 11.1 Amendments; Waivers.
     (a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party, it being understood that any such merger, consolidation or other business combination that constitutes a Disposition Event in which each of the H&F Continuing Members, the Management Members and the eRx Members are required to exchange all of such Member’s Units and shares of Class B Stock pursuant to Section 3.7(h) and receive consideration in such Disposition Event in accordance with the terms of this Agreement as in effect prior to such Disposition Event shall not be deemed an amendment hereof as long as such exchange provisions in Section 3.7(h) are not modified) only with the approval of the Managing Member; provided, however, that no amendment to this Agreement may:

          (i) modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member; or
          (ii) materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner.
     (b) Notwithstanding the foregoing subsection (a), (i) the Managing Member, acting alone, may amend this Agreement, including Exhibit A, to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, each as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.1(g), (ii) any amendment that adversely affects the Interests of the H&F Continuing Members relative to any other Members will require the consent of a majority in interest of the H&F Continuing Members, (iii) any amendment that adversely affects the Management Members relative to the other Members will require the consent of a majority in interest of the Management Members, (iv) in no event shall any waiver, modification or amendment of this Agreement (including any waiver, modification or amendment of this Agreement effected as a result of any merger or consolidation of the Company with or into any other Person) require the consent of the eRx Members unless (in which case only the consent of the eRx Members holding a majority of the eRx Units is required) such waiver, modification or amendment (individually or when aggregated with all such waivers, modifications and amendments) alters or changes (A) any economic rights, preferences or privileges of the eRx Units, in each case, in a manner that is materially adverse relative to other Units, or (B) Section 6.1(b), Section 11.1(a)(i) or this clause (iv) of this Section 11.1(b) hereof in a manner that is adverse to the eRx Members and (v) notwithstanding the foregoing subsection (a) or any of the foregoing in this subsection (b), the Managing Member and a majority in interest of the H&F Continuing Members, acting alone, may amend this Agreement pursuant to Section 2.3 of the Reorganization Agreement.
     (c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.
     Section 11.2 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.
     Section 11.3 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.
     Section 11.4 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.
     Section 11.5 Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
     Section 11.6 Confidentiality. Subject to the final sentence of this Section 11.6, each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company or any of its Subsidiaries, including confidential information of the Company or any of its Subsidiaries, regarding identifiable, specific and discrete business opportunities being pursued by the Company or any of its Subsidiaries (the “Confidential Information”). Each Member (on behalf of itself and, to the extent that such Member would be responsible for the acts of the following persons under principles of agency law, its directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized directors, officers, representatives, agents and employees of the Company or any of its Subsidiaries and as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) as part of such Member’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Member’s or such Member’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Member’s (or any of its Affiliates’) Affiliates, auditors, attorneys or other agents; provided that no disclosure of Confidential Information shall be made pursuant to this clause (ii) unless the recipient enters into an agreement not to disclose such Confidential Information or is otherwise required to keep such Confidential Information confidential; (iii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided that such purchaser or merger partner acknowledges and agrees to be bound by the provisions of this Section 11.6 or (iv) as is required to be disclosed by order of a Governmental Entity, or by subpoena, summons or legal process, or by Law (provided that, to the extent permitted by Law, the Member required to make such disclosure shall provide to the Managing Member prompt notice of such disclosure). For purposes of this Section 11.6, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or any of its Subsidiaries, or any of their representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, or (y) is disclosed in a prospectus or other documents for dissemination to the public. The provisions of this Section 11.6 shall continue in effect against each Member so long such as such Member continues to be a Member and for a period of five years thereafter.
     Section 11.7 Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.
     Section 11.8 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 11.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.
     Section 11.9 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
     Section 11.10 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.
     Section 11.11 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:
If to any of the H&F Continuing Members, addressed to it at:
c/o Hellman & Friedman LLC
One Maritime Plaza
12th Floor
San Francisco, CA 94111
Telephone: (415) 788-5111
Facsimile: (415) 788-0176
Attention: General Counsel
With copies (which shall not constitute notice) to:
Simpson, Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94304
Telephone: (650) 251-5000
Facsimile: (650) 251-5002
Attention: Richard Capelouto, Esq.
If to the Company, the Managing Member, GA Pubco Sub or HF Pubco Sub, addressed to it at:
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
Telephone: (615) 932-3000
Facsimile: (615) 340-6153
Attention: General Counsel
With copies (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: John C. Kennedy, Esq.
If to a Management Member or an eRx Member, to the address or facsimile number set forth on the signature pages hereto with respect to such Management Member or such eRx Member, as applicable;
or to such other address or to such other person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 11.11 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
     Section 11.12 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
     Section 11.13 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.
     Section 11.14 Expenses. Except as otherwise provided in this Agreement, in the Reorganization Agreement or in the Stockholders Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.
     Section 11.15 No Third Party Beneficiaries. Except as expressly provided in Section 6.4 and Section 9.2 nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.
[Signatures on Next Page]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amended and Restated Limited Liability Company Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:

EBS MASTER LLC

By:

Name:
Its:

MANAGING MEMBER:

EMDEON INC.

By:

Name:
Its:

OTHER MEMBERS:

HELLMAN & FRIEDMAN INVESTORS VI, L.P.

By:	Hellman & Friedman LLC,
its General Partner

By:

Name:
Its:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:
Name:
Its: Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC, its General Partner

By:
Name:
Its: Managing Director

HFCP VI DOMESTIC AIV, L.P.

By:	Hellman & Friedman Investors VI, L.P.,
its General Partner

By:	Hellman & Friedman LLC,
its General Partner

By:
Name:
Its: Managing Director
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

EBS HOLDCO II, LLC

By:

Name:
Its:

EBS HOLDCO I, LLC

By:

Name:
Its:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

MANAGEMENT MEMBERS:

Name: Tracy L. Bahl
Address:
Facsimile:

Name: Edward Caldwell
Address:
Facsimile:

Name: Patrick Coughlin
Address:
Facsimile:

Name: Damien Creavin
Address:
Facsimile:

Name: Dinyar S. Devitre
Address:
Facsimile:

Name: J. Philip Hardin
Address:
Facsimile:

Name: Jim D. Kever
Address:
Facsimile:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

Name: Sajid A. Khan
Address:
Facsimile:

Name: George Lazenby
Address:
Facsimile:

Name: Frank J. Manzella
Address:
Facsimile:

Name: Bob Newport Jr.
Address:
Facsimile:

Name: Philip M. Pead
Address:
Facsimile:

Name: Ben Scully
Address:
Facsimile:

Name: Ryan L. Smith
Address:
Facsimile:

Name: Gregory Stevens
Address:
Facsimile:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

Name: Gary D. Stuart
Address:
Facsimile:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

eRx MEMBERS

Name: James Fehring
Address:
Facsimile:

Name: Barry Guld
Address:
Facsimile:

Name: Michael Ingram
Address:
Facsimile:

LYLE HOLDINGS, LP

By:

Name:
Its:
Address:
Facsimile:

Name: Kevin Mahoney
Address:
Facsimile:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

NATIONAL HEALTH SYSTEMS, INC.

By:

Name:
Its:
Address:
Facsimile:

NOW TECHNOLOGY, INC.

By:

Name:
Its:
Address:
Facsimile:

Name: Richard Sage
Address:
Facsimile:
[Signature Page to the Sixth Amended and Restated Limited Liability Company Agreement]

SCHEDULE I
MEMBERS
Emdeon Inc.
Hellman & Friedman Investors VI, L.P.
Hellman & Friedman Capital Associates VI, L.P.
Hellman & Friedman Capital Executives VI, L.P.
HFCP VI Domestic AIV, L.P.
EBS Holdco II, LLC
EBS Holdco I, LLC
MANAGEMENT MEMBERS
Tracy L. Bahl
Edward Caldwell
Patrick Coughlin
Damien Creavin
Dinyar S. Devitre
J. Philip Hardin
Jim D. Kever
Sajid A. Khan
George Lazenby
Frank J. Manzella
Bob Newport Jr.
Philip M. Pead
Ben Scully
Ryan L. Smith
Gregory Stevens

Gary D. Stuart
eRx MEMBERS
James Fehring
Barry Guld
Michael Ingram
Lyle Holdings, LP
Kevin Mahoney
National Health Systems, Inc.
Now Technology, Inc.
Richard Sage

MEMBERS, IPO DATE CAPITAL ACCOUNT BALANCE AND INTERESTS

					Percentage
	Beginning	IPO Date			of Class		Date Issued
Members	Net Capital	Capital Balance		Units	of Units		by the Company

Emdeon Inc.	$320,113,126	$	[ ]	77,413,609.90		%	November 16, 2006 (52,000,000)
							February 8, 2008 (25,413,619.90)
Hellman & Friedman Capital Associates VI, L.P.	$135,300	$	[ ]	11,294.61		%	February 8, 2008
Hellman & Friedman Capital Executives VI, L.P.	$1,197,200	$	[ ]	99,940.18		%	February 8, 2008
HFCP VI Domestic AIV, L.P.	$267,734,100	$	[ ]	22,349,977.04		%	February 8, 2008
Hellman & Friedman Investors VI, L.P.	$ [ ]	$	[ ]	125,178		%	February 8, 2008

Units other than
Grant Units
				(Escrow/	Percentage
	Beginning	IPO Date		Non-Escrow/	of Class		Date Issued
eRx Members	Net Capital	Capital Balance		Total)	of Units		by the Company

James Fehring	N/A	$	[ ]	2,582/1,793/4,375		%	July 2, 2009
Barry Guld	N/A	$	[ ]	30,205/20,966/51,171		%	July 2, 2009
Michael Ingram	N/A	$	[ ]	9,181/6,373/15,554		%	July 2, 2009
Lyle Holdings, LP	N/A	$	[ ]	275,424/191,183/466,607		%	July 2, 2009
Kevin Mahoney	N/A	$	[ ]	7,785/5,404/13,189		%	July 2, 2009
National Health Systems, Inc.	N/A	$	[ ]	262,662/182,324/444,986		%	July 2, 2009
Now Technology, Inc.	N/A	$	[ ]	494,880/343,515/838,395		%	July 2, 2009
Richard Sage	N/A	$	[ ]	9,281/6,442/15,723		%	July 2, 2009

Units other than
Grant Units
				(Vested/	Percentage
	Beginning	IPO Date		Unvested/	of Class		Date Issued
Management Members	Net Capital	Capital Balance		Total)	of Units		by the Company

George Lazenby	N/A	$	[ ]			%	[ ], 2009
Ed Caldwell	N/A	$	[ ]			%	[ ], 2009
Pat Coughlin	N/A	$	[ ]			%	[ ], 2009
Damien Creavin	N/A	$	[ ]			%	[ ], 2009
Philip Hardin	N/A	$	[ ]			%	[ ], 2009
Sajid Kahn	N/A	$	[ ]			%	[ ], 2009
Bob Newport	N/A	$	[ ]			%	[ ], 2009
Ben Scully	N/A	$	[ ]			%	[ ], 2009
Ryan Smith	N/A	$	[ ]			%	[ ], 2009
Gary Stuart	N/A	$	[ ]			%	[ ], 2009
Tracy Bahl	N/A	$	[ ]			%	[ ], 2009
Greg Stevens	N/A	$	[ ]			%	[ ], 2009
Frank Manzella	N/A	$	[ ]			%	[ ], 2009
Dinyar Devitre	N/A	$	[ ]			%	[ ], 2009
Jim Kever	N/A	$	[ ]			%	[ ], 2009
Phil Pead	N/A	$	[ ]			%	[ ], 2009
TOTAL	N/A	$	[ ]		100.00%